UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

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[Revised notice regarding availability of proxy materials mailed by Broadridge Financial Solutions, Inc. to company shareholders who have consented to receive proxy materials by electronic delivery]

IMPORTANT NOTICE AND VOTING INSTRUCTIONS

2010 ANNUAL MEETING OF SHAREHOLDERS OF HARLEY-DAVIDSON, INC.

TO BE HELD AT THE HARLEY-DAVIDSON MUSEUM,
400 W. CANAL STREET, MILWAUKEE, WISCONSIN, AT 10:30 A.M., CENTRAL TIME, ON SATURDAY, APRIL 24, 2010

PROXY MATERIALS AND ANNUAL REPORT ARE AVAILABLE

Dear Shareholder:

Previously, on your Harley-Davidson, Inc. proxy card, you consented to access future notices of annual meetings, proxy statements and annual reports issued by Harley-Davidson over the Internet. We are pleased to advise you that the 2010 Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) and 2009 Annual Report (“Annual Report”) are now available and that you can now vote your shares of Harley-Davidson, Inc. Common Stock (the “Shares”) for the 2010 Annual Meeting of Shareholders online. We are enclosing your Proxy Card to help you vote your Shares.

To access the Proxy Statement and Annual Report → Please visit www.proxyvote.com.

There are three ways to vote your Shares:

1. To vote your Shares over the Internet, please visit: www.proxyvote.com and then follow the voting instructions. You will need your holder account number and proxy access number provided on the reverse side of the enclosed Proxy Card.

2. You may vote by telephone using the number (800) 690-6903 (within the United States or Canada). You will need your control number provided on the enclosed Proxy Card.

3. You may also choose to mail your enclosed Proxy Card in the postage paid envelope (also enclosed).

You only need to vote using one voting method (via mail, telephone or Internet). Proxies submitted by telephone or the Internet must be received by 11:59 a.m., Eastern Time, on April 23, 2010.

In connection with viewing the Proxy Statement and Annual Report online, you may incur certain Internet charges, such as fees from your Internet service provider or telephone company. Although you gave your consent, you maintain the right to request paper copies of these documents at any time by contacting the Company’s Investor Relations by: (a) mail at Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208, (b) telephone at 877-HDSTOCK (toll-free) or (c) e-mail at investor.relations@harley-davidson.com.

The Annual Meeting will be held for the following purposes:

1. To approve amendments to the Harley-Davidson, Inc. Restated Articles of Incorporation to eliminate the classified board structure and to approve an adjournment of the Annual Meeting to implement the amendments;

2. To approve the adoption of the Harley-Davidson, Inc. Employee Incentive Plan;

3. To approve the adoption of the Amended and Restated Harley-Davidson, Inc. Director Stock Plan;

4. To ratify the selection of Ernst & Young LLP, independent registered public accounting firm, to be the auditors for the fiscal year ending December 31, 2010;

5. To vote on a shareholder proposal, if properly presented before the 2010 Annual Meeting;

6. To elect four directors to the Board of Directors; and

7. To take action upon any other business as may properly come before the 2010 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors recommends a vote FOR items 1, 2, 3, 4 and 6. The Board of Directors has considered the shareholder proposal, which is item 5, and recommends a vote AGAINST it. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2010 Annual Meeting.

Through Proposal 1, we are seeking Shareholder approval of amendments to the Harley-Davidson, Inc. Restated Articles of Incorporation to declassify the Board and provide for the annual election of all directors.

Article VI of the company’s current Restated Articles of Incorporation divides the company’s directors into three classes, with members of each class serving three-year terms of office. Consequently, at any given annual meeting of shareholders, the Shareholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board. Approval of Proposal 1 will cause Article VI of the Restated Articles of Incorporation to be amended and restated in its entirety to eliminate the Board’s classified structure and provide for the annual election of all Directors. A copy of Article VI as it is proposed to be amended and restated is attached to the proxy statement as Appendix A. In addition, we discuss Proposal 1 and the other proposals more fully in the proxy statement.

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